Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Seneca-Cayuga Bancorp, Inc.

Seneca Falls, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136216) of Seneca-Cayuga Bancorp, Inc. of our report dated March 23, 2007, relating to the consolidated financial statements which appears in this Form 10-KSB.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Syracuse, New York

March 23, 2007